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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 26, 2025
_______________________________
Anywhere Real Estate Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
Anywhere Real Estate Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Anywhere Real Estate Inc.	Common Stock, par value $0.01 per share	HOUS	New York Stock Exchange
Anywhere Real Estate Group LLC	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 1.01. Entry into a Material Definitive Agreement.
Indenture and 9.750% Senior Secured Second Lien Notes due 2030
On June 26, 2025, Anywhere Real Estate Group LLC, a Delaware limited liability company (the “Issuer”), and Anywhere Co-Issuer Corp., a Florida corporation (the “Co-Issuer” and together with the Issuer, the “Issuers”), issued $500.0 million aggregate principal amount of 9.750% senior secured second lien notes due 2030 (the “Notes”) under an indenture, dated June 26, 2025 (the “Indenture”), among the Issuers, Anywhere Real Estate Inc., a Delaware corporation and indirect parent of the Issuers (“Holdings”), Anywhere Intermediate Holdings LLC, a Delaware limited liability company (“Intermediate Holdings”), the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee and collateral agent (in such capacity, the “Collateral Agent”). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”).
The Issuers used the net proceeds from the Notes Offering to repurchase $345 million in aggregate principal amount of their outstanding 0.25% exchangeable senior notes due 2026 (the “Exchangeable Notes”) for an aggregate cash payment for such amount, plus accrued and unpaid interest, of $339.4 million (the “Repurchases”), and intend to use the remaining net proceeds to repay a portion of their outstanding borrowings under the Revolving Credit Facility (as defined below).
The Notes will mature on April 15, 2030. The Notes bear interest at a rate of 9.750% per annum. Interest on the Notes will be payable semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing October 15, 2025.
The following is a brief description of the terms of the Notes and the Indenture. The description of the Indenture is qualified in its entirety by reference to the full and complete terms of the Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
As used herein, the term “Existing Second Lien Notes” refers to the Issuers’ 7.000% Second Lien Senior Secured Notes due 2030, the term “Existing Unsecured Notes” refers to the Issuers’ 5.75% Senior Notes due 2029 and 5.25% Senior Notes due 2030, collectively, and the term “Revolving Credit Facility” refers to the revolving credit facility under the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time.
Ranking
The Notes and the related guarantees thereof (other than the guarantee by Holdings) will be the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ senior secured obligations and will:
•rank equal in right of payment with all of the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ existing and future senior indebtedness, including the obligations under the Revolving Credit Facility, the Existing Second Lien Notes and the guarantees thereof and the Existing Unsecured Notes and the guarantees thereof;
•rank senior in right of payment to the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ future subordinated indebtedness;
•be effectively junior to all of the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ existing and future indebtedness secured by senior liens on the Collateral (as defined below), including the obligations under the Revolving Credit Facility, to the extent of the value of the Collateral, or secured by assets that are not Collateral, to the extent of the value of such assets;
•be effectively senior to all of the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ existing and future indebtedness that is unsecured, including the Existing Unsecured Notes and the guarantees thereof, or that is secured by junior liens on the Collateral, in each case to the extent of the value of the Collateral (subject to certain permitted liens and after giving effect to any senior liens on the Collateral);
•be equal in lien priority to all of the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ existing and future indebtedness that is secured by pari passu liens on the Collateral, including the Existing Second Lien Notes and the guarantees thereof, to the extent of the value of the Collateral; and

•be structurally subordinated to all existing and future indebtedness and other liabilities of each of the Issuer’s non-guarantor subsidiaries.
Guarantees and Collateral
The Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by Holdings, and on a senior secured second priority lien basis by Intermediate Holdings and each of the Issuer’s existing and future U.S. direct or indirect restricted subsidiaries (other than the Co‑Issuer) that is a guarantor under the Revolving Credit Facility or a guarantor under the Existing Second Lien Notes or that incurs or guarantees certain other indebtedness in the future, subject to certain exceptions.
The Notes and the guarantees thereof (other than the guarantee of Holdings) are secured by second‑priority liens, subject to certain exceptions and permitted liens, on substantially all of the Issuers’, Intermediate Holdings’ and the Subsidiary Guarantors’ tangible and intangible assets (the “Collateral”). The Notes and the guarantees are not secured by the assets of non‑guarantor subsidiaries and certain excluded subsidiaries.
The priority of the liens securing the Notes will be junior to all senior priority liens, including those securing the Revolving Credit Facility. Certain indebtedness permitted to be incurred under the Indenture may be secured by liens upon any or all of the Collateral securing the Notes on a senior lien priority basis or on an equal and ratable basis with the liens securing the Notes.
On June 26, 2025, the Issuers, Intermediate Holdings, the Subsidiary Guarantors and the Collateral Agent entered into a collateral agreement relating to the Notes, which created and established the terms of the security interests that secure the Notes and the guarantees.
On June 26, 2025, the Collateral Agent joined the first lien/second lien intercreditor agreement, dated as of August 24, 2023 (as supplemented, the “First Lien/Second Lien Intercreditor Agreement”), by and among the Issuers, Intermediate Holdings, the Subsidiary Guarantors, the collateral agent under the Revolving Credit Facility, and the collateral agent for the Existing Second Lien Notes (the “Existing Second Lien Notes Collateral Agent”). Additionally, on June 26, 2025, the Collateral Agent entered into a pari passu second lien intercreditor agreement (the “Pari Passu Intercreditor Agreement” and together with the First Lien/Second Lien Intercreditor Agreement, the “Intercreditor Agreements”) with the Issuers, Intermediate Holdings, the Subsidiary Guarantors and the Existing Second Lien Notes Collateral Agent. The Intercreditor Agreements collectively govern all arrangements in respect of the priority of the security interests in the Collateral among the parties to the Indenture, the indenture governing the Existing Second Lien Notes and the Revolving Credit Facility.
Optional Redemption
On or after April 15, 2027, the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date, if redeemed during the 12‑month period commencing on April 15 of the years set forth in the table below:

Year	Percentage
2027	104.8750%
2028	102.4375%
2029 and thereafter	100.0000%
In addition, prior to April 15, 2027, the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price, calculated by the Issuer, equal to 100% of the principal amount of the Notes to be redeemed plus the applicable premium as of, and accrued and unpaid interest to, but excluding, the applicable redemption date.
Notwithstanding the foregoing, at any time and from time to time on or prior to April 15, 2027, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more equity offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase capital stock of the Issuer from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 109.750%, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date;

provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remains outstanding after each such redemption; provided, further, that such redemption shall occur within 120 days after the date on which any such equity offering is consummated.
Any redemption notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including completion of an equity offering or other corporate transaction.
Change of Control
Upon the occurrence of a Change of Control, as defined in the Indenture, the Issuers must offer to repurchase the Notes at 101% of the applicable principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Covenants
The Indenture contains various covenants that limit the Issuers and their restricted subsidiaries’ ability to take certain actions, which covenants are subject to a number of important exceptions and qualification. These covenants include limitations on the Issuer’s and its restricted subsidiaries’ ability to (a) incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock, (b) pay dividends or make distributions to stockholders, (c) repurchase or redeem capital stock, (d) make investments or acquisitions, (e) create or suffer to exist restrictions on the ability of certain of the Issuer’s subsidiaries to pay dividends or to make other payments to us, (f) enter into transactions with affiliates, (g) create liens, (h) merge or consolidate with other companies or transfer all or substantially all of the Issuer’s assets, (i) transfer or sell assets, including capital stock of subsidiaries and (j) prepay, redeem or repurchase debt that is subordinated in right of payment to the Notes.
Certain of these covenants will be suspended if the Notes are assigned an investment grade rating from both Standard & Poor’s Ratings Services and Moody’s Investor Service, Inc., and no default has occurred and is continuing under the Indenture.
Events of Default
The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.
Item 8.01. Other Events.
On June 26, 2025, the Issuers repurchased $345 million in aggregate principal amount of the Exchangeable Notes for an aggregate cash payment of $339.4 million. The cash payment was funded with a portion of the net proceeds from the Notes Offering. Following the Repurchases, approximately $58 million in aggregate principal amount of the Exchangeable Notes remains outstanding.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1
Indenture, dated June 26, 2025, by and among the Anywhere Real Estate Group LLC, Anywhere Co-Issuer Corp., Anywhere Real Estate Inc., Anywhere Intermediate Holdings LLC, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	Form of 9.750% Senior Secured Second Lien Notes due 2030 (included as Exhibit A to Exhibit 4.1 hereto).

104	Cover page interactive data file, formatted in inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYWHERE REAL ESTATE INC.

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: June 27, 2025

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYWHERE REAL ESTATE GROUP LLC

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: June 27, 2025